Novocure Reports Second Quarter 2026 Financial Results

Quarterly net revenues of $184 million, an increase of 16% year-over-year, driven by 18% global active patient growth across indications

CE Mark received for Optune Pax® for the treatment of locally advanced pancreatic cancer, Germany first market to launch in EU

More than 280 active patients on Optune Pax as of June 30, 2026

BAAR, Switzerland – July 23, 2026 - Novocure (NASDAQ: NVCR) today reported financial results for the second quarter that ended June 30, 2026. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (TTFields).

“This was our strongest quarter to date, with record net revenues and active patients on therapy,” said Frank Leonard, CEO, Novocure. “We continue to launch our therapies in multiple markets allowing us to bring TTFields therapy to many more patients who can benefit. We are well-positioned to advance our patient-forward mission while driving sustainable growth and making material progress on our path to profitability.”

Financial updates for the quarter ended June 30, 2026:
•Total net revenues for the quarter were $183.6 million, an increase of 16% compared to the same period in 2025. This increase was primarily driven by active patient growth globally.
◦The U.S., Germany, France and Japan contributed $103.0 million, $23.3 million, $21.3 million and $11.8 million, respectively, with other active markets contributing $18.2 million.
▪$2.8 million in net revenue recognized from one-time benefits in the U.S., Germany and France.
◦Net revenue from Optune Lua® and Optune Pax® in the quarter was $7.0 million.
▪Recognized revenue from Optune Lua in the quarter was $5.4 million. The U.S., Germany and Japan contributed $1.9 million, $1.7 million and $1.8 million, respectively.
▪Recognized revenue from Optune Pax in the quarter was $1.6 million.
◦Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $6.0 million.
•Gross margin for the quarter was 78% compared to 74% in the prior year. Cost of revenues in the quarter benefitted from a one-time $4.9 million tariff refund.
•Research, development and clinical study expenses for the quarter were $51.4 million, a decrease of 8% from the same period in 2025. This decrease was primarily driven by lower direct clinical trial expenses from completed trials.

•Sales and marketing expenses for the quarter were $61.7 million, an increase of 8% compared to the same period in 2025. This increase was primarily driven by costs associated with the launch of Optune Pax in the U.S. and Optune Lua in Japan.
•General and administrative expenses for the quarter were $39.9 million, a decrease of 9% compared to the same period in 2025. This decrease was primarily driven by lower share-based compensation expenses.
•Net loss for the quarter was $15.7 million with loss per share of $0.13.
•Adjusted EBITDA* for the quarter was $10.8 million.
•Cash, cash equivalents and short-term investments were $440.6 million as of June 30, 2026.
Operational updates for the quarter ended June 30, 2026:
•As of June 30, 2026, there were 5,128 total active patients on TTFields therapy globally.
•Optune Gio
◦As of June 30, 2026, there were 4,636 active patients on Optune Gio, an increase of 11% from the same period in 2025.
◦The U.S., Germany, France and Japan contributed 2,341; 637; 471 and 553 active patients, respectively, with 634 active patients contributed by other active markets.
•Optune Lua
◦As of June 30, 2026, there were 207 active patients on Optune Lua, an increase of 51% from the same period in 2025.
◦The U.S., Germany, France and Japan contributed 99; 38; 1 and 64 active patients, respectively, with 5 active patients contributed by other active markets.
•Optune Pax
◦418 prescriptions for Optune Pax were received in the quarter.
◦As of June 30, 2026, there were 285 active patients on Optune Pax in the U.S.

Quarterly updates and achievements:
•June 2026
◦Optune Pax received CE (Conformité Européenne) Mark for the treatment of adult patients with locally advanced pancreatic cancer of exocrine origin, concomitant with gemcitabine and nab-paclitaxel (gem/nab-pac) in accordance with guideline recommendations.

2026 financial guidance:
Novocure’s updated guidance for the full year 2026, as of July 23, 2026, is summarized below:
•Total net revenue: $710 million - $725 million (previous: $690 million - $710 million)
◦Guidance includes collective net revenue contribution from Optune Lua and Optune Pax between $20 million - $30 million.
•Adjusted EBITDA*: $0 million - $15 million (previous: $(15) million - $0 million)

This guidance assumes full-year mid-to-high single digit net revenue growth from Optune Gio, foreign exchange rates as of June 30, 2026 and consistent quarterly gross margin in the mid-70s percent.

Anticipated clinical and regulatory milestones:
•Decision by the U.S. Food and Drug Administration on the premarket approval application for use of TTFields therapy for the treatment of brain metastases from non-small cell lung cancer (Q4 2026).
•Complete enrollment in Phase 3 KEYNOTE D58 clinical trial in newly diagnosed glioblastoma (Q4 2026).

Conference call details
Novocure will host a conference call and webcast to discuss second quarter 2026 financial results at 8:00 a.m. EDT today, Thursday, July 23, 2026. To access the conference call by phone, use the following conference call registration link and dial-in details will be provided. To access the webcast, use the following webcast registration link.

The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.investor.novocure.com, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, pancreatic cancer, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.

Novocure’s global headquarters is located in Baar, Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and X (Twitter).

Tecentriq® (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.

*Non-GAAP Financial Measurements
We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 26, 2026, and subsequent flings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)
	Three months ended June 30,		Six months ended June 30,		Year ended December 31,
	2026	2025	2026	2025	2025
	Unaudited		Unaudited		Audited
Net revenues	$183,584	$158,805	$357,639	$313,799	$655,353
Cost of revenues	41,106	41,472	80,035	79,993	166,879
Gross profit	142,478	117,333	277,604	233,806	488,474

Operating costs and expenses:
Research, development and clinical studies	51,448	55,833	109,784	109,610	224,544
Sales and marketing	61,684	57,066	120,041	112,858	240,064
General and administrative	39,908	43,955	125,761	88,724	177,666
Total operating costs and expenses	153,040	156,854	355,586	311,192	642,274

Operating income (loss)	(10,562)	(39,521)	(77,982)	(77,386)	(153,800)
Financial income (expenses), net	(1,890)	4,542	(3,728)	12,112	17,550

Income (loss) before income tax	(12,452)	(34,979)	(81,710)	(65,274)	(136,250)
Income tax	3,206	5,160	5,086	9,184	(23)
Net income (loss)	$(15,658)	$(40,139)	$(86,796)	$(74,458)	$(136,227)

Basic and diluted net income (loss) per ordinary share	$(0.13)	$(0.36)	$(0.75)	$(0.67)	$(1.22)
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per share	116,012,397	111,572,191	115,106,850	110,930,576	111,471,991

Consolidated Balance Sheets
USD in thousands (except share data)

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share data)
	June 30, 2026	December 31, 2025
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$93,701	$93,548
Short-term investments	346,858	354,126
Restricted cash	9,917	9,842
Trade receivables, net	99,131	89,435
Receivables and prepaid expenses	46,690	58,669
Inventories	42,224	41,111
Total current assets	638,521	646,731
LONG-TERM ASSETS:
Property and equipment, net	75,369	77,606
Field equipment, net	26,582	22,066
Right-of-use assets	43,789	47,327
Other long-term assets	10,930	10,596
Total long-term assets	156,670	157,595
TOTAL ASSETS	$795,191	$804,326

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables	130,729	122,231
Other payables, lease liabilities and accrued expenses	89,981	100,997
Total current liabilities	220,710	223,228
LONG-TERM LIABILITIES:
Senior secured credit facility, net	195,891	195,047
Long-term leases	37,529	41,647
Employee benefit liabilities	2,969	3,938
Total long-term liabilities	236,389	240,632

TOTAL LIABILITIES	457,099	463,860
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Share capital -
Ordinary shares no par value, Unlimited shares authorized; issued and outstanding: 116,442,465 shares and 112,492,667 shares at June 30, 2026 (unaudited) and December 31, 2025, respectively	—	—

Additional paid-in capital	1,718,667	1,634,264
Accumulated other comprehensive income (loss)	(3,422)	(3,441)
Retained earnings (accumulated deficit)	(1,377,153)	(1,290,357)
TOTAL SHAREHOLDERS' EQUITY	338,092	340,466
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$795,191	$804,326

Non-U.S. GAAP Financial Measures Reconciliation
USD in thousands

	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net income (loss)	$(15,658)	$(40,139)	(61)%	$(86,796)	$(74,458)	17%
Add: Income tax	3,206	5,160	(38)%	5,086	9,184	(45)%
Add: Financial expenses (income), net	1,890	(4,542)	(142)%	3,728	(12,112)	(131)%
Add: Depreciation and amortization	4,307	3,444	25%	8,431	6,769	25%
EBITDA	$(6,255)	$(36,077)	(83)%	$(69,551)	$(70,617)	(2)%
Add: Share-based compensation	17,012	26,143	(35)%	80,021	55,695	44%
Adjusted EBITDA	$10,757	$(9,934)	(208)%	$10,470	$(14,922)	(170)%

Active Patients at Period End

	June 30,
	2026				2025
	Optune Gio	Optune Lua	Optune Pax	Total	Optune Gio	Optune Lua	Optune Pax	Total
Active patients at period end
United States	2,341	99	285	2,725	2,177	98	—	2,275
International markets:
Germany	637	38	—	675	581	33	—	614
France	471	1	—	472	453	—	—	453
Japan	553	64	—	617	451	—	—	451
Other international	634	5	—	639	532	6	—	538
International markets - Total	2,295	108	—	2,403	2,017	39	—	2,056

	4,636	207	285	5,128	4,194	137	—	4,331

Investors:
Adam Daney
investorinfo@novocure.com

Media:

Catherine Falcetti
media@novocure.com

Indication and Important Safety Information for Optune Gio®

What is Optune Gio ® approved to treat?
Optune Gio is a wearable, portable, FDA-approved device indicated to treat a type of brain cancer called glioblastoma multiforme (GBM) in adult patients 22 years of age or older.

Newly diagnosed GBM
If you have newly diagnosed GBM, Optune Gio is used together with a chemotherapy called temozolomide (TMZ) if:
•Your cancer is confirmed by your healthcare professional AND
•You have had surgery to remove as much of the tumor as possible

Recurrent GBM
If your tumor has come back, Optune Gio can be used alone as an alternative to standard medical therapy if:
•You have tried surgery and radiation and they did not work or are no longer working AND
•You have tried chemotherapy and your GBM has been confirmed by your healthcare professional

Who should not use Optune Gio?
Optune Gio is not for everyone. Talk to your doctor if you have:
•An implanted medical device (programmable shunt), skull defect (missing bone with no replacement), or bullet fragment. Optune Gio has not been tested in people with implanted electronic devices, which may cause the devices not to work properly, and Optune Gio has not been tested in people with skull defects or bullet fragments, which may cause Optune Gio not to work properly
•A known sensitivity to conductive hydrogels (the gel on the arrays placed on the scalp like the ones used on EKGs). When Optune Gio comes into contact with the skin, it may cause more redness and itching or may rarely cause a life-threatening allergic reaction

Do not use Optune Gio if you are pregnant or are planning to become pregnant. It is not known if Optune Gio is safe or effective during pregnancy.

What should I know before using Optune Gio?
Optune Gio should only be used after receiving training from qualified personnel, such as your doctor, a nurse, or other medical staff who have completed a training course given by Novocure®, the maker of Optune Gio.
•Do not use any parts that did not come with the Optune Gio Treatment Kit sent to you by Novocure or given to you by your doctor
•Do not get the device or transducer arrays wet
•If you have an underlying serious skin condition on the scalp, discuss with your doctor whether this may prevent or temporarily interfere with Optune Gio treatment

What are the possible side effects of Optune Gio?
Most common side effects of Optune Gio when used together with chemotherapy (temozolomide, or TMZ) were low blood platelet count, nausea, constipation, vomiting, tiredness, scalp irritation from the device, headache, seizure, and depression. The most common side effects when using Optune Gio alone were scalp irritation (redness and itchiness) and headache. Other side effects were malaise, muscle twitching, fall and skin ulcers. Talk to your doctor if you have any of these side effects or questions.

Please visit OptuneGio.com for Instructions For Use (IFU) for complete information regarding the device’s indications, contraindications, warnings, and precautions.

Indication and Important Safety Information for Optune Lua®

What is Optune Lua ® approved to treat?
Optune Lua is a wearable, portable, FDA-approved device used together with PD-1/PD-L1 inhibitors (immunotherapy) or docetaxel. It is indicated for adult patients with metastatic non-small cell lung cancer (mNSCLC) who have progressed on or after a platinum-based regimen.

Who should not use Optune Lua?
Optune Lua for mNSCLC is not for everyone. Talk to your doctor if you have:
•An electrical implant. Use of Optune Lua together with electrical implants has not been tested and may cause the implanted device not to work properly
•A known sensitivity to gels like the gel used on electrocardiogram (ECG) stickers or transcutaneous electrical nerve stimulation (TENS) electrodes. In this case, skin contact with the gel used with Optune Lua may commonly cause increased redness and itching, and rarely may even lead to severe allergies such as a fall in blood pressure and difficulty breathing
•Do not use Optune Lua if you are pregnant or are planning to become pregnant. It is not known if Optune Lua is safe or effective during pregnancy.

What should I know before using Optune Lua?

Optune Lua should only be used after receiving training from qualified personnel, such as your doctor, a nurse, or other medical staff who have completed a training course given by Novocure®, the maker of Optune Lua.
•Do not use any parts that did not come with Optune Lua Treatment Kit sent to you by Novocure or given to you by your doctor
•Do not get the device or transducer arrays wet
•Please be aware that Optune Lua has a cord that plugs into an electrical socket. Be careful of tripping when it’s connected
•If you have an underlying serious skin condition where the transducer arrays are placed, discuss with your doctor whether this may prevent or temporarily interfere with Optune Lua treatment.

What are the possible side effects of Optune Lua?

The most common side effects of Optune Lua when used together with certain immunotherapy and chemotherapy drugs were dermatitis, pain in the muscles, bones, or joints, fatigue, anemia, alopecia (hair loss), dyspnea, nausea, cough, diarrhea, anorexia, pruritus (itching), leukopenia, pneumonia, respiratory tract infection, localized edema (swelling), rash, pain, constipation, skin ulcers, hypokalemia (low potassium levels), hypoalbuminemia (low albumin levels), hyponatremia (low sodium levels), and dysphagia (difficulty swallowing).

Other potential adverse effects associated with the use of Optune Lua include treatment related skin irritation, allergic reaction to the adhesive or to the gel, overheating of the array leading to pain and/or local skin burns, infections at site where the arrays make contact with the skin, local warmth and tingling sensation beneath the arrays, medical device site reaction, muscle twitching, and skin breakdown/skin ulcer. Talk to your doctor if you have any of these side effects or questions.

Please visit OptuneLua.com for Instructions For Use (IFU) for complete information regarding the device’s indications, contraindications, warnings, and precautions.

Indication and Important Safety Information for Optune Pax®

What is Optune Pax® approved to treat?

Optune Pax is an FDA-approved wearable therapeutic device, used together with gemcitabine and nab-paclitaxel (a chemotherapy combination). It is indicated for the treatment of adult patients with locally advanced pancreatic cancer.

Who should not use Optune Pax?

Optune Pax for locally advanced pancreatic cancer is not for everyone. Talk to your doctor if you have:
•An electrical implant. Use of Optune Pax together with electrical implants has not been tested and may cause the implanted device not to work properly.
•A known sensitivity to gels like the gel used on electrocardiogram (ECG) stickers or transcutaneous electrical nerve stimulation (TENS) electrodes. In this case, skin contact with the gel used with Optune Pax may commonly cause increased redness and itching. In rare cases, it may lead to severe allergic reactions that can cause a drop in blood pressure and difficulty breathing
•Do not use Optune Pax if you are pregnant or are planning to become pregnant. If you are a woman who is able to get pregnant, you must use birth control when using the device. It is not known if Optune Pax is safe or effective during pregnancy.

What should I know before using Optune Pax?

Optune Pax should only be used after receiving training from qualified personnel, such as your doctor, a nurse, or other medical staff who have completed a training course given by Novocure®, the maker of Optune Pax.
•Do not use any parts that did not come with the Optune Pax Treatment Kit sent to you by Novocure or given to you by your doctor
•Do not get the device or transducer arrays wet
•Please be aware that Optune Pax has a cord that plugs into an electrical socket. Be careful of tripping when it's connected
•If you have an underlying skin condition where the transducer arrays are placed, discuss with your doctor whether this may prevent or temporarily interfere with Optune Pax treatment
•
What are the possible side effects of Optune Pax?

The most common side effects of Optune Pax used together with chemotherapy drugs were low neutrophils, low red blood cell count, low platelet count, low white blood cell count, diarrhea, nausea, vomiting, abdominal pain, constipation, fatigue, swelling, fever, pain, COVID-19, infection, respiratory tract infection, urinary tract infection, pneumonia, liver enzyme increased, weight loss, low potassium level, low albumin level, high blood sugar, muscle pain, neuropathy peripheral (damage to the nerves outside the brain and spinal cord), taste disorder, dizziness, difficulty sleeping, shortness of breath, hair loss, skin-related disorders, and low blood pressure.

Device-related skin adverse effects associated with the use of Optune Pax include skin inflammation, rash, itching, skin redness, skin irritation, skin infection, heavy sweating, and open sores. Other device-related adverse effects associated with the use of Optune Pax include overheating of the array, leading to pain and/or local skin burns, allergic reaction to the adhesive or gel from the transducer arrays, and local warmth and tingling sensation beneath the arrays. Talk to your doctor if you have any of these side effects or have any questions.

Please visit OptunePax.com for Instructions For Use (IFU) for complete information regarding the device’s indications, contraindications, warnings, and precautions.